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                                                                       EXHIBIT 5

                   [FULLER, TUBB, POMEROY & STOKES LETTERHEAD]


                                  June 15, 2001






Keith Parker, Chairman-CEO
Summit Environmental Corporation, Inc.
521 Delia
Longview, TX   75601

                    Re:      Summit Environmental Corporation, Inc.

Dear Mr. Parker:

         I have reviewed the Form S-3 Registration Statement of Summit Environmental Corporation, Inc. and am of the opinion that the securities being registered in the Form S-3 Registration Statement have been legally issued, are fully paid, and are non-assessable.

                                   Sincerely,

                                   /s/ Thomas J. Kenan

                                       Thomas J. Kenan

TK:sa